Exhibit 99.2

Written Statement of Chief Financial Officer of SBU Bank (Chief Financial Officer Equivalent of Plan)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of SBU Bank (Chief Financial Officer Equivalent of the SBU Bank Incentive Savings Plan (the "Plan")), hereby certifies that to his knowledge on the date hereof:

(a) the Form 11-K of the Plan for the Fiscal Year ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Steven A. Covert

Steven A. Covert

Executive Vice President and Chief Financial Officer of SBU Bank

Date: 6/26/03

A signed original of this written statement required by Section 906 has been provided to the SBU Bank Incentive Savings Plan and will be retained by the SBU Bank Incentive Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.